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Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to the Registration Statement (Form S-4 No. 333-196367) of Hilltop Holdings Inc. and the related Prospectus of Hilltop Holdings Inc. for the registration of shares of Hilltop Holdings Inc. and to the use therein of our report dated March 15, 2013, with respect to the consolidated financial statements of PrimeLending, a PlainsCapital Company and our report dated February 28, 2013, with respect to the financial statements of First Southwest Company.

/s/ Ernst & Young LLP

Dallas, Texas
October 14, 2014

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  Exhibit 23.7
Consent of Independent Registered Public Accounting Firm